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                                                                    Exhibit 23.9


(GILBERT LAUSTSEN JUNG ASSOCIATES LOGO)

      Gilbert Laustsen Jung
      Associates Ltd.   Petroleum Consultants
      4100, 400 - 3rd Avenue S.W., Calgary, Alberta, Canada T2P 4H2
      (403) 266-9500    Fax (403) 262-1855

                               LETTER OF CONSENT

      We hereby consent to the incorporation by reference in this Registration Statement on Form S-3/A (Registration Statement No. 333-76880) of our report included in Calpine Corporation's Annual Report on Form 10-K/A for the year ended December 31, 2003 regarding Calpine Corporation's estimated Canadian proved reserves and to the references to this firm included in such Report.


                                    Yours truly,

                                    GILBERT LAUSTSEN JUNG
                                    ASSOCIATES LTD.


                                    ORIGINALLY SIGNED BY


                                    Myron J. Hladyshevsky, P. Eng.
                                    Vice-President



Calgary, Alberta
Date September 10, 2004